POWER 017 A TIORNEV Know all by tllcae presents that the undersigned hereby constitutes and appoints each of Jonahan Coblentz and Kathleen Layton, signing individually, tJ1e undersigned's true and lawful attomcys-in-'faci 31\d agents to: (I) prepare, execute in the unden;igned's name and on the under.ngncd's bcbal( and aabmil to the U.S. Securities and Exchange Commission (the "SEC) n Fonn ID, incJudiog amendments ll1ercto. and any other documents necessary or appropriate ID obtain codes and passwords enabling the undersigned lo make cJectronic filings with the SEC of reports requirod by Section I 6(a) of tl1c Securilic1 Exchange Act of 1934 or any rule or regulation of the SEC; (2) execute for and on behalf of IJ1c undersigned. nn offk.er, directDr or bolder of l 0% of mare of a registered class of securities of Oportun Financial Corporation (lhc "Company), Fonns 3, 4 and S in acoordanc:e wtdt Section I 6(a) of d1e Securities Exchange Act of 1934, as amended (the '"Exd,ange Acti and the rules thereunder, and any other fonns or reports the undcnigncd may be required ID fik in oonnccrion with dte undersigned's owne.rship, acquisition, or disposition of securities oflhe Company: (3) do and perfonn any and aH ac.ts for and on behalfoflhe undersigned that may be nea:ssary o.r desirable to complete and execute such Form 3, 4 or 5, or other form or report, complete aod execute any amendment or amendments !hereto, and timely file such forms or amendments with the Umtcd Stau:s Securities and Exchange Commissi.on and any stock exchange or simiw authority; and (4) cake any other action of any nature wbalsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of bentJi(, in the best interest o( or legally required by, dte undersigned, it being undeIStood that the documents execur.cd by such attorney-in-fact on behalf of ihe undersigned pwsuant to this Power of Attomey shall be in such form and shall contain such lemls and conditions as such attorney-in-fact may approve in such attorney-in-fact's discn:tion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper ID be done in the cx.crcisc of any of the rights and powers herein granted, as fuJly to all intents and pu,poses as the unde:rsigncd m1gh1 or could do if peB<>nalJy present. with full power of substitution or revocation. hereby ratifying and oon:finning all that such attorney-in-fact, or such attomcy-in-fact' s substitute or substitutes, shall lawfully do or cause ID be done by virtue of this power of attorney and the rights and powers herein granted. The undenigncd acknowledges that the foregoing attom.eys-in-fact, in serving in such capacity at the request of the UDdcmgned, arc not assuming.nor is the Company assuming, any oft.be undersigocd·s ~nsibilities to comply with Section 16 of the Ex.change Act. llus Power of Attorney sbalJ remain in fuJl fon:c and effect un:tiJ the earliest to occur of (a) the undeBigncd is no longer required 'ID file Forms 3, 4 and 5 with rapcct to the undcrs1gncd·s holdings of and transactions in securities issued by the Company, (b) revocation by the unden;igocd in a signed wnlilng delivered lo the furegomg attorneys-in-fact. or (c) as to any allomcy-i.n-fact individually, until such attorney-in-fact shaJJ no longer be employed by the Ccmpany. lN WrIN!SS WHERLOli, the undersigned bas caused dus Power of Attorney IO be executed as of 25;, day of June 2024 l Richard Tambor